UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2010
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following is a brief description of each matter voted upon at our Annual Meeting of Stockholders held on June 10, 2010, as well as the number of votes with respect to each matter.
•	Our stockholders elected each of the nine directors nominated by our Board of Directors to serve for the ensuing year and until their successors are elected. The tabulation of votes on this matter was as follows:

	Shares	Shares
Nominee	Voted For	Withheld	Broker Non-Votes
| | |
Alfred E. Mann	36,322,019	466,932	34,367,398
Hakan S. Edstrom	36,287,481	501,470	34,367,398
Abraham E. Cohen	36,010,841	778,110	34,367,398
Ronald Consiglio	36,304,615	484,336	34,367,398
Michael Friedman	36,218,589	570,362	34,367,398
Kent Kresa	36,310,025	478,926	34,367,398
David H. MacCallum	36,305,213	483,738	34,367,398
Henry L. Nordhoff	36,303,497	485,454	34,367,398
James S. Shannon	36,311,259	477,692	34,367,398
•	Our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 200,000,000 shares. The tabulation of votes on this matter was as follows: shares voted for: 68,036,146; shares voted against: 2,843,800; and shares abstaining: 276,398.

•	Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows: shares voted for: 69,988,737; shares voted against: 851,649; and shares abstaining: 315,963.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: June 15, 2010